EXHIBIT 99.3

Stuart Weitzman Holdings, LLC
and Subsidiaries

Condensed Consolidated Financial Statements as of
April 3, 2010, April 4, 2009 and January 2, 2009,
and for the fiscal quarters ended April 3, 2010, and
April 4, 2009

STUART WEITZMAN HOLDINGS, LLC AND SUBSIDIARIES TABLE OF CONTENTS
Page
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS:
Condensed Consolidated Balance Sheets as of April 3, 2010 (unaudited), April 4, 2009 (unaudited) and January 2, 2010	3
Condensed Consolidated Statements of Income for the fiscal quarters ended April 3, 2010 and April 4, 2009 (unaudited)	4
Condensed Consolidated Statements of Members' Equity and Comprehensive Income for the fiscal quarters ended April 3, 2010 and April 4, 2009 (unaudited)	5
Condensed Consolidated Statements of Cash Flows for the fiscal quarters ended April 3, 2010 and April 4, 2009 (unaudited)	6
Notes to Condensed Consolidated Financial Statements (unaudited)	7 - 9

STUART WEITZMAN HOLDINGS, LLC AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (amounts in thousands)
	April 3, 2010 (Unaudited)	April 4, 2009 (Unaudited)	January 2, 2010
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$8,758	$18,295	$50,684
Trade accounts receivable - Net	32,996	31,191	23,033
Inventories	14,258	16,763	15,131
Inventories - consigned	602	1,016	640
Accrued hedging contracts receivable	-	1,348	-
Prepaid expenses and other current assets	1,692	3,054	1,642
Total current assets	58,306	71,667	91,130
PROPERTY AND EQUIPMENT - Net	19,862	26,891	20,588
INTANGIBLE ASSETS - Net	9,282	9,549	10,142
GOODWILL	1,165	-	1,237
OTHER	629	2,884	985
TOTALS	$89,244	$110,991	$124,082
LIABILITIES AND MEMBERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$3,979	$2,662	$4,153
Accrued liabilities	4,933	5,226	3,614
Due to customers	425	307	1,170
Current portion of notes payable	235	-	100
Other current liabilities	314	697	279
Total current liabilities	9,886	8,892	9,316
DEFERRED RENT AND LEASE INCENTIVES	5,930	5,896	6,106
NOTES PAYABLE, less current portion	314	-	364
Total liabilities	16,130
14,788
15,786
COMMITMENTS AND CONTINGENCIES
MEMBERS' EQUITY:
Contributed capital	14,783	14,783	14,783
Retained earnings	57,482	80,153	91,479
Accumulated other comprehensive income	849	1,267	2,034
Total members' equity	73,114	96,203	108,296
TOTALS	$89,244	$110,991	$124,082

See notes to consolidated financial statements.

STUART WEITZMAN HOLDINGS, LLC AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED) (amounts in thousands)
	Fiscal Quarter Ended
	April 3, 2010	April 4, 2009
NET SALES	$55,783	$50,688
COST OF SALES	29,271	30,276
GROSS PROFIT	26,512	20,412
SELLING EXPENSES	11,456	11,157
GENERAL AND ADMINISTRATIVE EXPENSES	4,944	4,140
DEPRECIATION AND AMORTIZATION EXPENSES	1,618	1,531
OPERATING INCOME	8,494	3,584
OTHER INCOME (EXPENSE):
Foreign exchange losses	(231)	(1,208)
Other expenses	(35)	(147)
Total other expense	(266)	(1,355)
INCOME BEFORE PROVISION FOR INCOME TAXES	8,228	2,229
PROVISION FOR INCOME TAXES	181	569
NET INCOME	$8,047	$1,660

See notes to consolidated financial statements.

STUART WEITZMAN HOLDINGS, LLC AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF MEMBERS' EQUITY AND COMPREHENSIVE INCOME (UNAUDITED) (amounts in thousands)
	Contributed Capital	Retained Earnings	Accumulated Other Comprehensive Income	Comprehensive Income	Total
BALANCES - January 3, 2009	$14,783	$78,527	$1,252		$94,562
Fiscal quarter ended April 4, 2009:
Distributions to members		(34)			(34)
Comprehensive income:
Net income		1,660		$1,660	1,660
Foreign currency translation adjustment			15	15	15
Total comprehensive income				$1,675
BALANCES - April 4, 2009	$14,783	$80,153	$1,267		$96,203
BALANCES - January 2, 2010	$14,783	$91,479	$2,034		$108,296
Fiscal quarter ended April 3, 2010:
Distributions to members		(42,044)			(42,044)
Comprehensive income:
Net income		8,047		$8,047	8,047
Foreign currency translation adjustment			(1,185)	(1,185)	(1,185)
Total comprehensive income				$6,862
BALANCES - April 3, 2010	$14,783	$57,482	$849		$73,114

See notes to consolidated financial statements.

STUART WEITZMAN HOLDINGS, LLC AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED) (amounts in thousands)
	Fiscal Quarter Ended
	April 3, 2010	April 4, 2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$8,047	$1,660
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and other amortization	1,617	1,531
Provision for bad debts	355	126
Amortization of deferred lease incentives	(152)	(131)
Changes in operating assets and liabilities:
Trade accounts receivable	(10,318)	(5,458)
Inventories	873	4,667
Inventories - consigned	38	(31)
Accrued hedging contracts receivable	(3)	-
Prepaid expenses and other current assets	(47)	445
Other assets	356	138
Accounts payable	(174)	(581)
Accrued liabilities	1,319	2,355
Due to customers	(745)	(520)
Other current liabilities	35	144
Deferred rent and lease incentives	(24)	1
Net cash provided by operating activities	1,177	4,346
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(763)	(1,046)
Net cash used in investing activities	(763)	(1,046)
CASH FLOWS FROM FINANCING ACTIVITIES:
Cash distributions to members	(42,044)	(34)
Net proceeds from line of credit	135	-
Payment of note payable	(23)	-
Net cash used in financing activities	(41,932)	(34)
EFFECT OF EXCHANGE RATES ON CASH	(408)	402
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(41,296)	3,668
CASH AND CASH EQUIVALENTS - Beginning of year	50,684	14,627
CASH AND CASH EQUIVALENTS - End of year	$8,758	$18,295
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for Income Taxes	$147	$462
Cash paid during the period for Interest	$5	$-

See notes to consolidated financial statements.

STUART WEITZMAN HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
AS OF APRIL 3, 2010, APRIL 4, 2009 AND JANUARY 2, 2010, AND FOR THE FISCAL QUARTERS
ENDED APRIL 3, 2010 AND APRIL 4, 2009

1. BASIS OF PRESENTATION

The accompanying unaudited consolidated financial statements of Stuart Weitzman Holdings, LLC and subsidiaries (the "Company") have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") for interim financial information and in accordance with the requirements of Form 10-Q. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. The unaudited consolidated financial statements included herein should be read in conjunction with the audited consolidated financial statements of the Company for the year ended January 2, 2010 and the footnotes thereto included.

2. ACCOUNTS RECEIVABLE

The Company provides trade credit and financing to its customers in the normal course of business. Accounts receivable are carried at amounts management deems collectible and an allowance is provided in the event an account is considered uncollectible. As of April 4, 2010, April 3, 2009 and January 2, 2010, the Company maintained an allowance for doubtful accounts of approximately $725,000, $360,000 and $528,000, respectively.

3. FOREIGN CURRENCY CONTRACTS

The Company is exposed to foreign currency exchange rate fluctuations in the normal course of its business. As part of its risk management strategy, the Company uses derivative instruments to hedge certain foreign currency exposures. The Company's objective is to offset gains and losses resulting from these exposures with losses and gains on the derivative contracts used to hedge them, thereby reducing volatility of earnings.

Accounting and reporting standards requiring that every derivative instrument be recorded in the balance sheet as either an asset or liability and measured at fair value. It also requires that changes in the derivative's fair value be recognized currently in earnings, unless specific criteria are met and that a company must formally document, designate, and assess the effectiveness of transactions that receive hedge accounting. As of April 4, 2010, April 3, 2009 and January 2, 2010, the Company does not meet the criteria to designate its transactions as hedges and as a result, all changes in the fair value of the Company's derivative financial instruments are reflected in the consolidated statements of income.

At April 4, 2010, April 3, 2009 and January 2, 2010, the Company had open forward hedge contracts for the purchase of approximately 0, 35.7 million and 7.0 million Euros , respectively. The Company estimates the fair value of its open derivatives using current market rates and records all open derivatives in the balance sheet at fair value. As of April 4, 2010, April 3, 2009 and January 2, 2010 the Company recorded approximately $0, $1.3 million and $(3,000), respectively, as accrued hedging contracts receivable (liability) for the fair market value of open derivatives. Unrealized gains or losses from the change in fair market value of open derivative contracts are reflected in other income (expense) in the accompanying consolidated statements of income. For the fiscal quarters ended April 4, 2010 and April 3, 2009 the Company recognized gain/(losses) of approximately $3,000 gain and a loss of $(1.0) million, respectively, for unrealized gains/losses related to changes in value of open derivative contracts.

The Company uses forward hedge contracts for the purchase of inventory. Gains and losses from the settlement of forward hedge contracts used for the purchase of inventory are included in cost of sales in the accompanying consolidated statements of income. For the fiscal quarters ended April 3, 2010 and April 4,

2009, the Company recognized in cost of sales realized losses on forward contracts used for the purchase of inventory totaling approximately ($338,000) and ($1.4) million, respectively.

Realized gains and losses from the settlement of wholesale accounts receivable denominated in foreign currency are included in net sales in the accompanying consolidated statements of income. For the fiscal quarters ended April 4, 2010 and April 3, 2009, the Company recognized realized losses from the settlement of wholesale accounts receivable of approximately ($245,000) and ($416,000) in net sales, respectively.

4. NOTES PAYABLE/ BORROWING FACILITIES

Notes payable at April 3, 2010 and January 2, 2010 consist of (dollars in thousands):

	April 3, 2010	January 2, 2010
2.5% Note payable to a bank due 2014	$414	$464
Less current portion	(100)	(100)
2.5% Note payable to a bank	314	364
Line of Credit to a bank	135	-
Less current portion	(135)	-
Line of Credit to a bank	-	-
	$314	$364

The 2.5% Note payable to a bank was assumed as a part of the Monaco acquisition in October 2009 and the Company did not have a note payable at April 4, 2009. The note payable holder has a security interest in all assets of MIDA, SARL, the acquired Monaco subsidiary.

At April 3, 2010, the Company maintained a 300,000 Euro denominated unsecured borrowing facility with a bank. The unsecured borrowing facility is renewable on an annual basis and expires in March 2011 and outstanding borrowings under this facility accrue interest at 2.75%. As of April 3, 2010 100,000 Euros were outstanding under this facility. No cash borrowings were outstanding under this facility at April 4, 2009 or January 2, 2010.

Letters of Credit Facility - At April 3, 2010, the Company maintained a $3.5 million unsecured borrowing facility with a bank and as of April 3, 2010, April 4, 2009 and January 2, 2010 had $1.4 million, $1.8 million and $1.2 million, respectively in outstanding letters of credit against this facility as security for various operating leases. The unsecured borrowing facility is renewable on an annual basis and expires October 1, 2010. Any outstanding cash borrowings under this facility would accrue interest at either the prevailing prime lending rate or the prevailing LIBOR rate plus 300 basis points.

5. FAIR VALUE MEASUREMENTS

The Company adopted the methods of fair value to value its both financial and non-financial assets and liabilities. As defined in the accounting standards, fair value is based on the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. In order to increase consistency and comparability in fair value measurements, a fair value hierarchy that prioritizes observable and unobservable inputs used to measure fair value into three broad levels, which are described below:

Level 1:
Quoted prices (unadjusted) in active markets that are accessible at the measurement date for identical assets or liabilities. The fair value hierarchy gives the highest priority to Level 1 inputs.
Level 2:
Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in inactive markets; or model-derived valuations in which all significant inputs are observable or can be derived principally from or corroborated with observable market data.
Level 3:
Unobservable inputs are used when little or no market data is available. The fair value hierarchy gives the lowest priority to Level 3 inputs.

In determining fair value, the Company utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible as well as considers counterparty credit risk in its assessment of fair value.

Financial assets and liabilities carried at fair value at April 3, 2010, April 4, 2009 and January 2, 2010 are classified in the table below in one of the three categories described above (dollars are in thousands):

	April 4, 2009
	Level 1	Level 2	Level 3	Total
Accrued hedging contract liability	$-	$1,348	$-	$1,348
Total assets at fair value	$-	$1,348	$-	$1,348

	January 2, 2010
	Level 1	Level 2	Level 3	Total
Accrued hedging contract liability	$-	$3	$-	$3
Total liabilities at fair value	$-	$3	$-	$3

There were no financial assets or liabilities carried at fair value at April 3, 2010. Hedging contract receivables are valued using observable inputs including foreign exchange forward and spot rates which fall under Level 2 of the fair value hierarchy.